SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                    Current Report Pursuant to Section 13 or
                       15(d) of the Securities Act of 1934

       Date of Report (Date of earliest event reported): December 28, 2005

                        EL CAPITAN PRECIOUS METALS, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                      333-56262             88-0482413
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(State or other jurisdiction of (Commission File Number)   (I.R.S. Employer
         incorporation)                                    Identification No.)

                       14301 North 87th Street, Suite 216
                            Scottsdale, Arizona 85260
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (480) 607-7093

                   -------------------------------------------
         (Former name or former address, if changed since last report.)


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Item 1.01 Entry into a Material Definitive Agreement

      As previously disclosed in the Current Report on Form 8-K filed with the Commission on December 13, 2005, on December 7, 2005, the Board of Directors of El Capitan Precious Metals, Inc. (the "Company") declared a dividend of one Right (a "Right") for each outstanding share of the Company's common stock, par value $.001 per share (the "Common Stock"), to the stockholders of record at the close of business on the December 16, 2005 (the "Record Date"), subject to the execution and delivery of a definitive rights agreement. On December 28, 2005, the Company entered into a definitive rights agreement with OTR, Inc., as Rights Agent (the "Rights Agreement"). A description of the material terms of the Rights Agreement is set forth below, however, the description does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement itself, which is attached as Exhibit 4.1 to this Current Report on Form 8-K.

      Initially, the Rights will be attached implicitly to all Common Stock certificates representing shares then outstanding, and no separate Right certificates will be distributed. Except as set forth below, each Right entitles the registered holder thereof to purchase from the Company one share of Common Stock at a price of $20.00 per share (the "Purchase Price"), subject to adjustment.

      The Rights will separate from the shares of Common Stock to which they are attached, and a Distribution Date (as defined below) for the Rights will occur upon the earlier of: (i) the first date of public announcement that a person or group of affiliated or associated persons has become an "Acquiring Person" (i.e., has become, subject to certain exceptions, the beneficial owner of voting securities having 15% or more of the then voting power of the Company without the prior approval of a majority of the Board of Directors) (such date is referred to herein as a "Stock Acquisition Date") and (ii) the 10th day following the commencement or public announcement of a tender offer or exchange offer, the consummation of which would result in a person or group of affiliated or associated persons becoming, subject to certain exceptions, an Acquiring Person (or such later date as may be determined by the Board of Directors of the Company prior to a person or group of affiliated or associated persons becoming an Acquiring Person) (the earlier of such dates being called the "Distribution Date").

      Until the Distribution Date (or the earlier redemption or expiration of the Rights), the Rights will be transferred with and only with certificates representing shares of the Company's Common Stock and any new certificates representing such shares issued after the Record Date (either upon transfer or new issuance of the such common shares) will contain a notation incorporating by reference the Rights Agreement. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates representing shares of Common Stock outstanding as of the Record Date will also constitute the transfer of the Rights associated with the stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of shares of Common Stock as of the close of business on the Distribution Date, and the separate Rights Certificates alone will evidence the Rights. The Rights are not exercisable until the Distribution Date.


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      In the event that any person becomes an Acquiring Person, each Right
(except with respect to Rights held by the Acquiring Person, its affiliates and associates and certain transferees of the Acquiring Person or such affiliates or associates) will entitle the holder thereof (subject to possible suspensions provided for in the Rights Agreement) to receive that number of shares of Common Stock having a value equal to twice the Purchase Price (in such event, the right to acquire such amount of Common Stock is referred to as a "Flip-In Right"). A majority of the Board of Directors (as determined in its discretion by the vote of a majority of the directors then in office) may elect to distribute cash, other securities or other property in lieu of shares of Common Stock to the Right holders upon the exercise of their Rights following any such event.

      In the event that, at any time following a Stock Acquisition Date, the Company is acquired in a merger or other business combination transaction where the Company is not the surviving corporation or in the event that 50% or more of its assets or earning power is sold, proper provision shall be made so that each holder of a Right will thereafter have the right (in lieu of the Flip-In Right) to receive, upon the exercise thereof at the then current Purchase Price of the Right, common stock of the acquiring entity which has a value equal to twice the purchase price of the Right (such right being called a "Flip-Over Right"). Upon the occurrence of any of the events giving rise to the exercisability of the Flip-In Right, any Rights that are or were at any time owned by an Acquiring Person engaging in any of such transactions or receiving the benefits thereof on or after the time the Acquiring Person became such shall become null and void.

      For example, assuming a purchase price of $20 per Right, and assuming a current market price of $2 per share, if (i) any person becomes an Acquiring Person or (ii) the Company is the surviving corporation in a merger with an Acquiring Person in which the Common Stock is not converted or exchanged, each Right other than a Right owned by the Acquiring Person would entitle its holder to purchase $40 worth of Common Stock, for $20. If, following the Distribution Date, there occurs (i) a business combination with another entity in which the Company's Common Stock is converted or exchanged, or (ii) a sale of 50% or more of the Company's assets or earning power, each Right would entitle its holder to purchase $40 worth of the acquiring entity's stock for $20.

      The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

      With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractions of shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.


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      At any time prior to the earlier to occur of (i) a person becoming an
Acquiring Person or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"), which redemption shall be effective upon the action of the Board of Directors. Additionally, the Board of Directors may thereafter redeem the then outstanding Rights in whole, but not in part, at the Redemption Price provided that (a) the redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Person, or (b) an Acquiring Person has reduced his beneficial ownership to less than 5% of the then voting power of the Company and there exists no other Acquiring Person at the time of the redemption. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

      Additionally, the Board of Directors (as evidenced by the vote of a majority of the directors then in office) may also, at any time from and after a person has become an Acquiring Person, exchange one share of Common Stock for each Right held by a shareholder other than the Acquiring Person during such time as the Acquiring Person holds between 15% and 50% of the voting power of the Company.

      Until a Right is exercised, it will not entitle the holder to any rights as a stockholder of the Company (other than those as an existing stockholder), including, without limitation, the right to vote or to receive dividends.

      The terms of the Rights may be amended by the Board of Directors of the Company in any manner prior to a person becoming an Acquiring Person, and may thereafter amend the terms of the Rights to cure any ambiguity, to correct or supplement any provision of the Rights Agreement which may be defective or inconsistent with any other provisions, or in any manner not adversely affecting the interests of the holders of the Rights.

      The Rights will expire on the ten-year anniversary of the date of the Rights Agreement, unless earlier redeemed by the Company pursuant to the Rights Agreement.

      The foregoing description is qualified in its entirety by reference to the Rights Agreement, which is attached hereto as Exhibit 4.1.

Item 3.03 Material Modifications to Rights of Security Holders.

      As previously disclosed in the Company's Current Report on Form 8-K filed with the Commission on December 13, 2005, on December 7, 2005, the Company's Board of Directors declared a dividend of one Right for each outstanding share of the Company's Common Stock to the stockholders of record at the close of business on the Record Date, subject to the execution and delivery of a definitive rights agreement. On December 28, 2005, the Company entered into a definitive rights agreement, in the form of the Rights Agreement, the terms of which are described in Item 1.01 above. The disclosures set forth in Item 1.01 above are hereby incorporated by reference into this Item 3.03.

Item 9.01.  Financial Statements and Exhibits.

      (a)   Not applicable.


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      (b)   Not applicable.

      (c)   Not applicable.

      (d)   Exhibits:

            4.1 Rights Agreement dated as of December 28, 2005 by and between El Capitan Precious Metals, Inc. and OTR, Inc., as Rights Agent.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        EL CAPITAN PRECIOUS METALS, INC.


Date: December 29, 2005                 /s/ Stephen J. Antol
                                        ----------------------------------------
                                            Stephen J. Antol
                                            Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------

      4.1 Rights Agreement dated as of December 28, 2005 by and between El Capitan Precious Metals, Inc. and OTR, Inc., as Rights Agent.